UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 2, 2011 (July 27, 2011)
CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
305 Hartmann Drive, Lebanon, Tennessee 37087
(615) 444-5533
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2012 Annual Bonus Plan (the “2012 Bonus Plan”)
     On July 27, 2011, the Compensation Committee (the “Committee”) of Cracker Barrel Old Country Store, Inc. (the “Company”) adopted the 2012 Bonus Plan in order to reward officers of the Company and of its subsidiaries for the Company’s financial performance during fiscal year 2012 and to further align their interests with those of the shareholders of the Company. The payment of a bonus is dependent upon the Company achieving a minimum level of operating income from continuing operations during fiscal year 2012 (the “Performance Goal”), in which case executive officers will be eligible to receive a bonus of up to 200% of target (target being median reflected by our peer group). The Company intends for payments under the 2012 Bonus Plan to qualify as “performance based” compensation under Section 162(m) to the maximum amount allowed under the Company’s 2010 Omnibus Stock and Incentive Plan (the “Omnibus Plan”). A copy of the 2012 Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     If the Performance Goal is not met, no bonus will be paid to any “Covered Employee,” which means an officer to whom Section 162(m) applies. If the Performance Goal is achieved and the executives therefore become eligible for the bonuses at 200% of target, the Committee may exercise discretion to decrease but not increase the bonus paid to any “Covered Employee,” based upon such factors as the Committee, in its discretion, deems appropriate. The following table indicates the target and maximum bonus (expressed as a percentage of base salary) for which any of the following officers would be eligible assuming achievement of the Performance Goal:

Name	Target Bonus Performance	Eligible Bonus Percentage
Michael A. Woodhouse	125%	250%
Sandra B. Cochran	100%	200%
Lawrence E. Hyatt	70%	140%
Douglas Barber	70%	140%
N.B. Forrest Shoaf	70%	140%
Terry Maxwell	70%	140%
     In no case can an executive’s actual award under the 2012 Bonus Plan exceed the maximum award, regardless of the level of satisfaction of the performance goal.
Long-Term Incentive Plan (the “LTI”)
     On July 27, 2011, the Committee established the LTI for 2012 (the “2012 LTI”) and each named executive officer’s “LTI Percentage” as follows:

Name	LTI Percentage
Michael A. Woodhouse	250%
Sandra B. Cochran	200%
Lawrence E. Hyatt	130%
Douglas Barber	130%
N.B. Forrest Shoaf	130%
Terry Maxwell	80%

     The LTI Percentage represents the target opportunity, expressed as a percentage of that executive’s base salary that is available under the 2012 LTI. The 2012 LTI consists of two components of substantially equal value: (i) the FY12 Long-Term Performance Plan (the “FY12 LTPP”), which provides for awards of Performance Shares (as that term is defined in the Omnibus Plan), and (ii) the annual stock incentive grant (the “FY12 LTI Incentive Grant”), which will consist of performance-based stock units.
     FY12 LTPP participants will be eligible to receive awards that consist of cash and/or performance shares (“LTPP Awards”). The payment of an LTPP Award is dependent upon the Company’s achieving a minimum level of operating income from continuing operations during fiscal years 2012 and 2013 (the “LTPP Performance Goal”). The Company intends for payments under the FY12 LTPP to qualify as “performance based” compensation under Section 162(m) to the maximum amount allowed under the Omnibus Plan. Accordingly, if the LTPP Performance Goal is not met, no LTPP Award will be paid to any “Covered Employee”, which means an officer to whom Section 162(m) applies. If the LTPP Performance Goal is met, each participant then would be eligible for an LTPP Award. The Committee could decrease but could not increase the LTPP Award paid to any “Covered Employee”, based upon such factors as the Committee, in its discretion, deems appropriate. A copy of the FY12 LTPP is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
     The remainder of the 2012 LTI consists of the FY12 LTI Incentive Grant. Each participant will receive a grant of performance-based stock units (an “FY12 LTI Unit Award”). The payment of a FY12 LTI Unit Award is dependent upon the Company’s achieving a minimum level of operating income from continuing operations during fiscal years 2012, 2013 and 2014 (the “LTI Unit Performance Goal”). The Company intends for payments under the FY12 LTI Unit Awards to qualify as “performance based” compensation under Section 162(m) to the maximum amount allowed by law and the Omnibus Plan. Accordingly, if the LTI Unit Performance Goal is not met, no FY12 LTI Unit Awards will be paid to any “Covered Employee”. If the LTI Unit Performance Goal is met, each participant then would be eligible to receive his or her FY12 LTI Unit Award. The Committee could decrease but could not increase any FY12 LTI Unit Award paid to any “Covered Employee”, based upon such factors as the Committee, in its discretion, deems appropriate.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Cracker Barrel Old Country Store, Inc. FY 2012 Annual Bonus Plan

10.2	Cracker Barrel Old Country Store, Inc. FY 2012 Long-Term Performance Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CRACKER BARREL OLD COUNTRY STORE, INC.
Date: August 2, 2011	By:	/s/ N.B. Forrest Shoaf
		Name:	N.B. Forrest Shoaf
		Title:	Senior Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cracker Barrel Old Country Store, Inc. FY 2012 Annual Bonus Plan
10.2	Cracker Barrel Old Country Store, Inc. FY 2012 Long-Term Performance Plan